UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 20, 2015, the Company issued a press release to report that it has been appointed by The Priority RV Dealer Network, or Priority, as one of the preferred suppliers of RV aftermarket parts and accessories to the RV dealers in the Priority RV Network. According to Priority, its dealer network is comprised of approximately 100 independently-owned RV dealerships in the United States. Attached as Exhibit 99.1 to, and incorporated by reference into, this Form 8-K is a copy of that press release.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued on January 20, 2015 reporting the appointment by The Priority RV Dealer Network of the Company as one of the preferred suppliers of RV aftermarket parts and accessories to the RV Dealers in its Network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: January 21, 2015	By:	/s/ SANDRA A. KNELL
Sandra A. Knell,
Executive Vice President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued on January 20, 2015 reporting the appointment by The Priority RV Dealer Network of the Company as one of the preferred suppliers of RV aftermarket parts and accessories to the RV Dealers in its Network.

E-1